Exhibit 99.1

NEWS RELEASE

April 16, 2012

NCR announces preliminary first-quarter results

•	Operational results ahead of expectations

•	Revenue growth of 18% compared to prior year period

•	Strong cash flow growth; operating cash flow of $89 million and free cash flow(3) of $48 million

•	Radiant integration on track

•	Key performance metrics at or near record levels including backlog, software growth, and NPOI margin rate

•	NCR raises full year 2012 guidance

DULUTH, Georgia – NCR Corporation (NYSE: NCR) today announced select preliminary financial results for the quarter ended March 31, 2012. The company’s first quarter preliminary results exceeded its expectations and previously issued guidance.

NCR’s preliminary results for the 2012 first quarter include:

Preliminary Results
Revenue	$1.24 billion
Income from Operations (GAAP)	$49 million
Non-pension operating income(2)	$101 million
Diluted earnings per share (GAAP)	$0.23
Diluted earnings per share excluding pension expense and special items (non-GAAP)(2)	$0.47

The company previously expected first quarter 2012 non-pension operating income (NPOI)(2) and income from operations to be in the range of $85 million to $90 million and $37 million to $42 million, respectively.

The results and cash flows of the company’s Entertainment line of business have been classified as discontinued operations and, as a result, are excluded from the 2011 and 2012 results, and revised 2012 guidance, included in this release.

As a result of the strong first quarter performance, NCR is raising its guidance for full year 2012.

	Current 2012 Guidance	Prior 2012 Guidance
Year-over-year revenue (constant currency)	11% - 13%	7% - 9%
Income from Operations (GAAP)	$366 - $381 million	$360 - $375 million
Non-pension operating income(2)	$570 - $585 million	$560 - $575 million
Diluted earnings per share (GAAP)	$1.48 - $1.55	$1.47 - $1.54
Diluted earnings per share excluding pension expense and special items (non-GAAP)(2)	$2.40 - $2.47	$2.36 - $2.43

The 2012 non-GAAP diluted EPS guidance excludes estimated pension expense of $165 million (approximately $119 million after-tax) compared with actual pension expense of $222 million ($155 million after-tax) in 2011 and amortization of intangibles from the Radiant acquisition of approximately $35 million ($24 million after tax). NCR expects approximately $40 million of Other Expense, net including interest expense in 2012 and its full-year 2012 effective income tax rate to be approximately 27 percent.

First Quarter 2012 Conference Call

NCR plans to report final results for the 2012 first quarter on April 19, 2012, after market close. Management will host a conference call at 4:30 p.m. (EST) on April 19, 2012, to discuss the company’s 2012 first quarter results and revised guidance for full-year 2012. Access to the conference call, as well as a replay of the call, is available on NCR’s Web site at http://investor.ncr.com/.

About NCR Corporation

NCR Corporation (NYSE: NCR) is a global technology company leading how the world connects, interacts and transacts with business. NCR’s assisted- and self-service solutions and comprehensive support services address the needs of retail, financial, travel, hospitality, entertainment, gaming and public sector organizations in more than 100 countries. NCR (www.ncr.com) is headquartered in Duluth, Georgia.

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NCR is a trademark of NCR Corporation in the United States and other countries.

News Media Contact

Lou Casale

NCR Corporation

212.589.8415

lou.casale@ncr.com

Investor Contact

Gavin Bell

NCR Corporation

212.589.8468

gavin.bell@ncr.com

Reconciliation of Diluted Earnings Per Share from Continuing Operations (attributable to NCR) (GAAP) to Non-GAAP Measures

	Q1 2012 Actual	Q1 2011 Actual	Current 2012 Guidance	Prior 2012 Guidance	2011 Actual
Diluted Earnings Per Share from Continuing Operations (attributable to NCR) (GAAP)	$0.23	$0.12	$1.48 - $1.55	$1.47 - $1.54	$0.89
Pension expense	(0.17)	(0.22)	(0.74)	(0.74)	(0.96)
Impairment charge	(0.01)	—	(0.01)	—	—
Acquisition related transaction costs	—	—	—	—	(0.14)
Acquisition related severance costs	—	—	—	—	(0.03)
Acquisition related amortization of intangibles	(0.04)	—	(0.15)	(0.15)	(0.05)
Acquisition related integration costs	(0.02)	—	(0.02)	—	—
Legal settlements and charges	—	0.01	—	—	0.01
Diluted Earnings Per Share from Continuing Operations (attributable to NCR) (non-GAAP) (2)	$0.47	$0.33	$2.40 - $2.47	$2.36 - $2.43	$2.06

Reconciliation of Income from Operations (GAAP) to Non-GAAP Measure (in millions)

	Q1 2012 Actual	Q1 2011 Actual	Current 2012 Guidance	Prior 2012 Guidance	2011 Actual
Income from Operations (GAAP)	$49	$20	$366 - $381	$360 - $375	$210
Pension expense	39	51	165	165	222
Acquisition related transaction costs	—	—	—	—	30
Acquisition related severance costs	—	—	—	—	7
Acquisition related amortization of intangibles	9	—	35	35	12
Acquisition related integration costs	4	—	4	—	—
Legal settlements and charges	—	—	—	—	—
Non-pension Operating Income (non-GAAP) (2)	$101	$71	$570 - $585	$560 - $575	$481

Free Cash Flow

	For the Periods Ended March 31 (in millions)
	Three Months
	2012	2011
Net cash provided by operating activities (GAAP)	$89	$54
Less capital expenditures for:
Property, plant and equipment, net of grant reimbursements	(13)	(11)
Capitalized software	(18)	(14)

Total capital expenditures, net	(31)	(25)
Net cash used in discontinued operations	(10)	(25)

Free cash flow (non-GAAP)(3)	$48	$4

(1)	While NCR reports its results in accordance with Generally Accepted Accounting Principles in the United States, or GAAP, it believes that certain non-GAAP measures provide additional useful information regarding NCR’s financial results. NCR’s management evaluates the company’s results excluding certain items, such as pension expense, to assess the financial performance of the company and believes this information is useful for investors because it provides a more complete understanding of NCR’s underlying operational performance, as well as consistency and comparability with NCR’s past reports of financial results. In addition, management uses certain of these measures to manage and determine effectiveness of its business managers and as a basis for incentive compensation. NCR management’s calculation of these non-GAAP measures may differ from similarly-titled measures reported by other companies and cannot, therefore, be compared with similarly-titled measures of other companies. These non-GAAP measures should not be considered as substitutes for or superior to results determined in accordance with GAAP.
(2)	The segment results included in this release and Schedule B hereto and the non-GAAP income from operations (i.e. non-pension operating income) and non-GAAP earnings per share discussed in this release, exclude the impact of pension expense and certain special items. Due to the significant change in its pension expense from year to year and the non-operational nature of pension expense and these special items, including amortization of acquisition related intangibles, NCR’s management uses non-pension operating income and non-GAAP earnings per share to evaluate year-over-year operating performance. NCR may, in addition, segregate special items from its GAAP results from time to time to reflect the ongoing earnings per share performance of the company. NCR also uses non-pension operating income and non-GAAP earnings per share to manage and determine the effectiveness of its business managers and as a basis for incentive compensation. NCR determines non-pension operating income based on its GAAP income (loss) from operations excluding pension expense and special items. These non-GAAP measures should not be considered as substitutes for or superior to results determined in accordance with GAAP.
(3)

Free cash flow does not have a uniform definition under GAAP and, therefore, NCR’s definition may differ from other companies’ definitions of this measure. NCR defines free cash flow as net cash provided by/used in operating activities and cash flow provided by/used in discontinued operations less capital expenditures for property, plant and equipment, and additions to capitalized software.

NCR’s management uses free cash flow to assess the financial performance of the company and believes it is useful for investors because it relates the operating cash flow of the company to the capital that is spent to continue and improve business operations. In particular, free cash flow indicates the amount of cash generated after capital expenditures which can be used for, among other things, investment in the company’s existing businesses, strategic acquisitions, strengthening the company’s balance sheet, repurchase of company stock and repayment of the company’s debt obligations. Free cash flow does not represent the residual cash flow available for discretionary expenditures since there may be other nondiscretionary expenditures that are not deducted from the measure. This non-GAAP measure should not be considered a substitute for or superior to cash flows from operating activities determined in accordance with GAAP.
(4)	The results and cash flows of NCR’s Entertainment line of business have been classified as discontinued operations and, as a result, are excluded from the 2011 and 2012 results, and revised 2012 guidance, included in these tables.

Note to investors—This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements use words such as “seek,” “potential,” “expect,” “strive,” “continue,” “continuously,” “accelerate,” and other similar expressions or future or conditional verbs such as “will,” “should,” “would” and “could”. They include statements as to NCR’s anticipated or expected results; future financial performance; projections of revenue, profit growth and other financial items; comments about NCR’s future economic performance; and beliefs, expectations, intentions, and strategies, among other things. Forward-looking statements are based on management’s current beliefs, expectations and assumptions, and involve a number of known and unknown risks and uncertainties, many of which are out of NCR’s control.

Forward-looking statements are not guarantees of future performance, and there are a number of factors, risks and uncertainties that could cause actual outcomes and results to differ materially from the results contemplated by such forward-looking statements. In addition to the factors discussed in this release, these other factors and uncertainties include those relating to: domestic and global economic and credit conditions, which could impact the ability of our customers to make capital expenditures, purchase our products and pay accounts receivable, and drive further consolidation in the financial services sector and reduce our customer base; the financial covenants in our secured credit facility and their impact on our financial and business operations; our indebtedness and the impact that it may have on our financial and operating activities and our ability to incur additional debt; the adequacy of our future cash flows to service our indebtedness; the variable interest rates borne by our indebtedness and the effects of changes in those rates; shifts in market demands, continued competitive factors and pricing pressures and their impact on our ability to improve gross margins and profitability, especially in our more mature offerings; manufacturing disruptions affecting product quality or delivery times; the effect of currency translation; our ability to achieve targeted cost reductions; short product cycles, rapidly changing technologies and maintaining a competitive leadership position with respect to our solution offerings; tax rates; ability to execute our business and reengineering plans; turnover of workforce and the ability to attract and retain skilled employees, especially in light of continued cost-control measures being taken by the company; availability and successful exploitation of new acquisition and alliance opportunities; our ability to sell higher-margin software and services in addition to our hardware; the timely development, production or acquisition and market acceptance of new and existing products and services (such as self-service technologies), including our ability to accelerate market acceptance of new products and services; changes in Generally Accepted Accounting Principles (GAAP) and the resulting impact, if any, on the company’s accounting policies; continued efforts to establish and maintain best-in-class internal information technology and control systems; market volatility and the funded status of our pension plans; the success of our pension strategy; compliance with requirements relating to data privacy and protection; expected benefits related to acquisitions and alliances, including the acquisition of Radiant Systems, Inc., not materializing as expected; and other factors detailed from time to time in the company’s U.S. Securities and Exchange Commission reports and the company’s annual reports to stockholders. The company does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.